Exhibit 99.3 Company Presentation th November 7 , 2024 America’s #1 Audio Company | Reaching 9 out of 10 Americans Every Month | Radio ∙ Podcasts ∙ Digital ∙ S coc ers ia l ∙ ∙ Da Inf talu e n∙ Events

Table Of Contents 1. Executive Summary 2. Multiplatform Group 3. Digital Audio Group 4. Audio & Media Services 5. Data & Technology 6. Financial Projections 7. Appendix 2 2 2

Disclaimer This Investor Presentation (this Presentation ) is being furnished to a limited number of parties who have expressed an interest in a potential transaction (the Potential Transaction ) with iHeartMedia, Inc. ( iHeartMedia or the Company ). The Company does not intend for this Presentation to form the sole basis of any transaction decision. The recipients should conduct their own investigations and analyses of the Company in connection with any transaction. This Presentation is being made available only to parties who have signed and returned a non-disclosure agreement with the Company in connection with the Potential Transaction (the Non-Disclosure Agreement ). 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The Company believes these non-GAAP financial measures are commonly used by analysts and investors to evaluate the performance of companies in its industry, and such non- GAAP financial measures help investors evaluate its operating and financial performance and trends in its business, consistent with how management evaluates such performance and trends. The Company also believes that these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the Company and the non-GAAP financial measures of other companies may not be calculated in the same manner. These non-GAAP measures should be considered only as supplemental to, and not as a substitute for or superior to, financial measures prepared in accordance with GAAP. Reconciliation between the non-GAAP financial measures and the closest GAAP financial measures can be found in the Appendix section of this Presentation. The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results. Financial Projections: This Presentation includes certain statements, claims, estimates, predictions and other information prepared and provided by the Company with respect to the anticipated future performance of this Company and its subsidiaries. Any assumptions, views or opinions (including statements, projections, forecasts or other forward-looking statements) contained in this Presentation represent the assumptions, views or opinions of the Company as at the date indicated and are subject to change without notice. These statements are subject to known and unknown risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside our control, that could cause actual results to differ materially and potentially adversely from the results discussed in the forward-looking statements. 3 3

Disclaimer (Cont’d) Forecasts and estimates regarding the Company’s industry and markets are based on sources the Company believes to ;b he owrel ever iabl,e there can be no assurance these forecasts and estimates will prove accurate in whole or in part. All information not separately sourced is from internal data of the Company and estimates. There is no guarantee that any of the forecasts, estimates or projections (including projections of revenue, expenses and earnings) set forth herein will be achieved. Actual results may vary from the projections and such variations may be material. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or the future performance of the Company or any of its subsidiaries or any of its or their businesses. FORWARD-LOOKING STATEMENTS. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the Act ). Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases guidance, believe, expect, anticipate, will, potential, positioned, estimates, forecast, and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about positioning in uncertain economic environment and future economic recovery, driving shareholder value, the Company's expected costs savings and other capital and operating expense reduction initiatives, utilizing new technologies, improving operational efficiency, future advertising demand, trends in the advertising industry, including on other media platforms; strategies and initiatives, expected interest rates and interest expense savings, and the Company's anticipated financial performance, liquidity, and net leverage are forward-looking statements. Statements that describe or relate to iHeartMedia's plans, goals, intentions, strategies, or financial projections or outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond iHeartMedia's control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this Presentation include, but are not limited to: risks related to weak or uncertain global economic conditions and iHeartMedia's dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; dependence upon the Company's brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; risks related to iHeartMedia's use of artificial intelligence, impact of acquisitions, dispositions and other strategic transactions; risks related to the Company's indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny of environmental, social and governance matters, risks related to the Company' Class A common stock; and regulations impacting the Company's business and the ownership of its securities. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Presentation and other materials provided by the Company may not occur. In particular, our projections are subject to inherent uncertainties and necessarily represent certain assumptions, and actual performance may differ. In addition, there is a risk the Company is unable to deliver the anticipated cost savings (or recognize the expected benefits therefrom) either from an inability to identify appropriate opportunities, anticipate implementation cost, delays in implementation or other factors. Do not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Forward-looking statements are not guarantees of future performance. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company's reports filed with the U.S. Securities and Exchange Commission, including in the section entitled Part I, Item 1A. Risk Factors of the Company's Annual Reports on Form 10-K and Part II, Item 1A. Risk Factors of the Company's Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise. Market Data: Certain market data information in this Presentation is based on management’s estimates. The Company ob e tai coned mpetth itive position data used throughout this Presentation from internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. The Company believes its estimates to be reasonably accurate as of the date of this Presentation or as of the date indicated with respect to such estimates, as applicable. However, this information may prove to be inaccurate because of the method by which the Company obtained some of the data or estimates or because this information cannot always be verified due to the limits of the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Unless otherwise indicated, the information contained herein speaks only as of the date hereof and is subject to change, completion, or amendment without notice. The Presentation contains trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. We do not intend to use or display other companies’ trademarks, service marks, copyrights and trade names to imply a relationship with, or endorsement or spoof nso us b rshi y, p an y other companies. 4 4

The iHeartMedia Management Team



Bob Pittman
Chairman & Chief Executive Officer
55+ Years of Experience



Rich Bressler
President, COO & CFO; CEO, Multiplatform Group
45+ Years of Experience



Conal Byrne
CEO Digital Audio Group
24+ Years of Experience



Wendy Goldberg
Chief Communications Officer
20+ Years of Experience



Mike McGuinness
EVP, Deputy CFO & Head of Investor Relations
24+ Years of Experience



Jordan Fasbender
EVP General Counsel
15+ Years of Experience



Tony Coles
President Multi-Cultural Business & Development, BIN



Carter Brokaw
Chief National & Digital Revenue Officer



Tom Poleman
Chief Programming Officer



Adrienne Pabst
President Strategic Partners

Interep



John Sykes
President Entertainment Enterprises



Ann Marie Licata
EVP Sales Operations



Justin Nesci
EVP Adv. Audio & Data Revenue



Mark Gray
CEO Katz Media



Jenna Craig
President National Media



Joe Robinson
President Corporate Development



Will Pearson
President iHeartPodcasts



Julie Donohue
President Multi-Market Partnerships



Hartley Adkins
President Markets Group

5

Executive Summary

Business Highlights 1 Strong market leader in growing consumer media category: Audio Diverse portfolio of growing digital audio assets, including the #1 podcast publisher globally and #1 digital radio 2 app in the US 3 Assets with unparalleled scale, reach and trust, demonstrating resilience in economic and advertising downturns Revenue upside from both broadcast radio and digital through improved inventory utilization, ad-tech platforms 4 and continued introduction of new products Experienced and battle-tested management team with proven track record of navigating challenges to 5 consistently deliver results 6 Organization that operates with financial discipline and focus (1) Strong adjusted EBITDA and free cash flow conversion from high operating leverage, limited capital 7 expenditures and limited working capital needs (1) Adjusted EBITDA and Free Cash Flow Conversion are non-GAAP financial measures. Please see Appendix for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures. 7

Advertising Follows Audiences Only Three Companies Have Mass Market US Reach Ad-Enabled Monthly Reach % - Adults 18+ Tier 2 - Mid Tier Tier 3- Niche Tier 1 - Mass Market 89% 76% 58% 35% 34% 34% 31% 31% 29% 26% * 20% 19% 18% * 17% 16% 13% 10% 9% 5% 4% iHM Facebook Google The New ABC Audacy CBS NBC TikTok iHeartRadio Spotify ESPN Cumulus WSJ Pandora SiriusXM Fox News CNN Univision BET Broadcast YouTube York Times Digital YOUTUBE Radio DIGITAL Source; Broadcast Radio: Nielsen Audio Nationwide, P18+, Fall 2023; Television: Nielsen nPower, P18+, May 2024, L+SD; Digital; News/Streaming Audio: Comscore Media Metrix Multi-Platform P18+, May 2024; Other Digital: Scarborough USA+ 2023 R2, P18+ 8 *Spotify & Pandora ad-enabled audience estimated based on SEC filings 8

Audio Is A Huge Part Of Consumers' Lives And Is A Growing Revenue Opportunity

DAILY MEDIA CONSUMPTION SHARE


Audio[1]
31%
Linear TV
24%
Print
6%
Digital/Video Social
39%

WARC Data, GWI; Note: Audio includes broadcast radio, online audio and podcasts
1. Audio represents largest category of daily media consumption when digital / video social are standalone categories

9

Vast Majority of the 31% of Audio Listening is Radio & Podcasts Percentage time with Ad-Enabled Audio Podcasts 19% Ad-Enabled Digital iHeartRadio Ad-Enabled Spotify 14% Audio Ad-Enabled Pandora Ad-Enabled SiriusXM Streaming AM/FM Radio 67% Source: Edison Share of Ear, Q2 2024, P18+ 10

Audio Has Quantifiable Advantages In Any Media Plan. Audio ads have 55% higher attention than digital, social, and TV. Radio is 10X more efficient than online video ads in driving attention. Social performs 83% better after the consumer hears the audio ad first. Source: Dentsu Attention Economy Study 2023; ARN Neurolab Study 2023 11

iHeart Is The Only Media Company With A Fully Integrated Offering With Mass Reach For Advertisers

276M
Broadcast Radio Listeners On-Air Every Month
More than Google, Facebook and all TV Networks

181M
Registered Digital & Mobile Users

110M
Monthly Reach of iHeartRadio Station Websites
Operates 3K national and local websites

20K+
Events Across Markets & Formats
Higher awareness than Coachella and Lollapalooza

177M
Monthly US Podcast Downloads
More than the next two largest publishers combined

500+
Platforms & Thousands of Connected Devices

11M
Monthly Newsletter Recipients

333M
Fans Through Social Media
7x more than Spotify

Source: Nielsen Audio Spring 2023; Nielsen nPower May 2024 Comscore May 2024; Podtrac May 2024; ListenFirst May 2024; Omniture June 2024; Internal Reporting May 2024

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iHeart Also Has The Leadership Position In Podcast Publishing U.S. Podcast Downloads May 2024 Bigger Than The Next 177M 2 Publishers Combined 163M iHeartpodcasts Is The #1 Podcast Publisher In 117M The US With More Downloads Than The Next 2 Publishers 47M 35M 35M 30M Combined 20M 19M 19M 17M Source: Podtrac, Monthly Ranker, May 2024 (excludes Sales Networks) 13

Podcasts Have More Reach Than Major Ad Enabled Streaming Music Services Ad-Enabled Monthly % Reach – P18+ 47% 25% 20% 16% 12% Podcasts YouTube Music Spotify Pandora Amazon Music Podcasts Source: Source: Comscore, Media Metrix, Multi-Platform, May 2024, P18+, adjusted to total pop; Scarborough USA+ 2023 Release 2; Podcasts: Edison Infinite Dial 2024, P12+ Pandora and Spotify ad-supported share estimated based on SEC filings 14

Podcast & Radio Are Complementary Advertising Services Share of Time Spent Listening by Location In-home Listening 65% 65% Out-of-home Listening 35% 35% Podcasts Radio 15 Source: Nielsen Audio Today Report, 2023, A18+; Edison Research Q4 2023

Broadcast Radio Has The Environment Of Trust Advertisers Demand % Trust In Media 75% 66% 57% 38% 37% Broadcast Radio Television Websites Twitter Facebook Engagement Labs Media Trustworthiness Survey 2020, a survey of radio listeners conducted by iHeart. 16

iHeart Covers All Consumer Segments With Trusted & Influential Personalities CHARLAMAGNE WILMER VALDERRAMA JAY SHETTY ANGELA YEE ENRIQUE SANTOS PARIS HILTON ELVIS DURAN MALCOLM GLADWELL CHELSEA HANDLER BOBBY BONES ANGIE MARTINEZ CLAY TRAVIS BUCK SEXTON NIKKI GLASER RYAN SEACREST QUESTLOVE DELILAH STEVE HARVEY COLIN COWHERD SEAN HANNITY EVA LANGORIA 17

iHeart Media Events Generate The Buzz Important To Advertisers Social Media Impressions 84B 36B 28B 3B iHeartRadio Music Awards Grammys Superbowl Oscars Source: iHeartRadio Music Awards: Talkwalker, Promo period – event 2024 18 18 Competitive Events: Talkwalker (Day of event only) 2024

iHeart Is Well Positioned To Take Advantage Of Growing Markets And Radio Moving into Programmatic Buying +$236B Total Increase (’20A – ’27E) +14% Total CAGR (’20A – ’27E) 2027 Ad Spend: $397B 2020 Ad Spend: $162B 2023 Ad Spend: $283B $342B $139B $233B Digital Advertising Live Events & $32B $7B $29B 2 Sponsorship $8B $10B Radio $9B Influencer $3B $5B $7B $4B Podcasting $1B $2B $16B 1 $ 251B Programmatic: $82B $133B Source: MAGNA Global Ad Forecast (Summer 2024), PWC Media Outlooks, Statista, eMarketer 1. 2027 Programmatic TAM is grown at a 5-year programmatic CAGR of 15.5% calculated using 2020-2025 and applied to 2022 data 19 2. Live Events & Sponsorship are shown based on Global TAM of Live Music Ticket Sales and Live Music Sponsorship using PWC Global Entertainment & Media Outlook 2023–2027

Monetization & Growth Initiatives

Cost Rationalization

- Utilize technology to create more efficient operating structures
- Leverage AI / ML to drive efficiencies
- Continue to use scale to reduce costs

Political

- Enhanced demographic and voter data to better service political spenders
- Bottom-line benefit from an increase in high-margin business, in addition to upfront cash payments
- Strong annual political revenue with significant bi-annual uplift

Podcast

- Benefits from market growing at ~40% and ~25% in '24E and '25E respectively[1]
- Growth enabled through existing, synergistic broadcasting assets
- Leverage user data and audience cohorts to monetize all inventory
- Application of AI in podcast translation, enabling cost-effective international expansion

Digital

- Continuous participation in an expanding TAM, including audio, OTT, social, websites, streaming, and broadcast radio in digital buying systems
- Leverage technology and data to enhance music programming and scheduling by evaluating listener sentiment and engagement in real-time
- Collaborate with agencies and clients to take advantage of customized platforms
- Benefit from data cohorts served across all forms of audio including broadcast

Programmatic

- Introduce data enhanced broadcast radio into digital ad buys, which will provide mass reach for programmatic audio inventory
- Broadcast programmatic provides significant "plug-and play" top-line opportunity participating in the digital TAM
- Establish direct connections within the advertising supply chain to improve efficacy of campaigns and use real-time data to engage audiences
- Automated planning and buying benefits unique characteristics of broadcast radio

20

Source: 1. PWC Podcast Ad Revenue Study

Significant Value Generated From Cost Management Initiatives iHeartMedia management has a significant track record of successfully implementing cost saving initiatives • Reimagined operating structure and real estate needs reduced expenses by $325M run-rate since 2019. ▪ Reduced costs in Multiplatform Group by 7% since 2019 to 2023 to invest in new business opportunities in higher growth Digital Audio Group which grew Adjusted EBITDA by 270% over that same time period. • Continual streamlining of corporate and operating functions through strategic outsourcing and technology - including AI. 21

Uplift During Every Political Cycle Provides Continuing Growth For iHeart Political Revenue Through the Years Political ($ in millions) • Generates significant Adj EBITDA upside as Political Revenue $192 requires de minimis incremental expense $169 $167 $142 • Political is the only advertising category with payment prior to $133 ad delivery, which has a highly favorable impact on working capital • Recurring revenue stream that occurs bi-annually, with large uplift in midterm election years and a larger uplift in presidential election years 2020A 2022A 2024E 2026E 2028E Midterm Political Year Presidential Political Year Source: Company filings and projections. 22

And Leading Podcast Publisher Across All Podtrac Categories Most Shows In Podtrac Most Shows In Podtrac Most Shows In Podtrac RANKING THE TOP 10 1MM+ LISTENS* by category 100 29 37 15 10 8 13 4 7 #1 in total global Downloads #1 in unique U.S. Listeners The Only Network with shows in for 51 consecutive months for 48 consecutive months all 19 Podtrac Content Categories iHeartPodcasts has 100+ total shows that reach 1MM+ listeners/month Source: PodtracCategory Rankers ‘1MM+ Listens’ indicates average monthly listens, September 2024 23 *Only includes podcasts that appear in the Podtrac Category Ranker – an industry ranking of the top 30 most listened to podcasts in the U.S. by genre in a month

iHeart Is Monetizing Growing Digital Inventory Ability to serve O&O and third-party inventories presents significant growth opportunity Increasing Digital Inventory From Growing Markets… … Served by Be-sint -Class Ad-Tech Capabilities Websites Podcast OTT Streaming Social Audio Video Newsletter 24

Data And Programmatic Provide Important Growth Vector And Will Drive Digital Revenue For Broadcast Radio


iHeartMedia SmartAudio AD PRODUCTS
iHeartMedia SmartAudio AUDIENCES
iHeartMedia SmartAudio ADVANCED ADVERTISING PLATFORM
iHeartMedia SmartAudio MEASUREMENT
iHeartMedia SmartAudio EXCHANGE

iHeartMedia Investment Case

- Significant top-line opportunity through the addition of programmatic radio inventory into the digital marketplace
- Establishes iHeartMedia as the industry leader for programmatic ad sales in audio
- Makes it easier to buy iHeart as part of an omnichannel campaign
- Capitalizes on the iHeart's scale and reach

Key Benefits for Advertisers

- Activate iHeartMedia's broadcast radio inventory programmatically in near real-time
- Access iHeartMedia's broadcast radio, streaming radio, and podcast assets for inclusion in omnichannel, programmatic buys
- Gain greater reach and efficiency
- Deploy real-time bidding and a data-driven approach

25

Revenue Growth Revenue Historical & Projected ’20 – ’28E ($ in millions) CAGR Total $4,450 5% Group $4,171 $4,141 $3,912 $3,905 $3,908 332 Audio $3,751 $3,558 2% 271 297 Services 261 304 332 257 $2,948 248 2% Multiplatform 2,583 275 2,464 2,504 2,404 2,412 Total 2,597 2,435 16% 2,489 Digital Audio 2,207 27% Podcasting 703 639 581 529 454 408 Dig ex 358 253 11% 101 Podcasting 808 843 769 717 726 663 661 582 373 20'A 21'A 22'A 23'A 24'E 25'E 26'E 27'E 28'E Growth % 21% 10% (4%) 4% 0% 6% 1% 7% Growth 27% 7% (2%) 0% 3% 3% 3% 3% (1) (ex. Political) % Note: Total group revenue includes eliminations. 26 26 (1) Revenue ex. Political is a non-GAAP financial measure. Please see Appendix for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

Adjusted EBITDA and Free Cash Flow Summary (1) Adjusted EBITDA Historical & Projected (1)(2)(3) Free Cash Flow Historical & Projected ($ in millions) ($ in millions) 2020A – 2023A CAGR: 9% 2023A – 2028E CAGR: 8% 2024E – 2028E 24% CAGR $401 $1,042 $950 $915 $853 $811 $303 $771 $750 $269 $697 $259 $539 $204 $170 $147 $131 $110 20'A 21'A 22'A 23'A 24'E 25'E 26'E 27'E 28'E 20'A 21'A 22'A 23'A 24'E 25'E 26'E 27'E 28'E 51% 17% (27%) 8% 3% 19% (7%) 22% 24% 18% 27% 16% 23% 26% 33% 32% 38% (1)(2) Growth % Free Cash Flow Conversion % (1) Adjusted EBITDA, Free Cash Flow and Free Cash Flow Conversion are non-GAAP financial measures. Please see Appendix for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures. (2) Free Cash Flow is defined as cash provided by operating activities less purchases of property, plant and equipment. Free Cash Flow Conversion is defined as Free Cash Flow / Adjusted EBITDA. 27 27 (2) Excludes transaction costs/fees.

Multiplatform Group 28 28

Multiplatform Group Overview FY 2023 Revenue: FY 2023 Segment $2,435M Adjusted EBITDA: $553M Events & Broadcast Radio Sponsorships Networks 29

iHeart Broadcast Radio Has The Largest National Reach Amongst U.S. Broadcasters iHeart Broadcast Audience Has Increased 18% Over Last 20 Years (persons in millions) (Broadcast) 276 (Broadcast) 233 Bigger Than The 860+ ~160 70 Next Two Largest Radio Competitors Owned + Markets Markets with Combined Operated Stations Served #1 Station Group 2003 2023 30 Source: Broadcast Radio: Nielsen Audio Nationwide, P6+, Spring 2022/2023; Television: Nelsen nPower, P6+, December 2022/2023, L+SD

The Enduring Power Of Broadcast Radio REACH USAGE Radio Leads Audio Audience Radio Remains Most Popular Option in Audio Ad-Supported Monthly Reach % US Population Time Spent With Ad-Enabled Audio (2023) (2023) iHM Total Satellite Radio 91% Reach: 89% Streaming 4% outube Music 25% 12% Spotify 20% Podcast 1 % Ad-Enabled Radio % Pandora 1 % Sirius M 1 % Amazon Music 12% 31 Source: Source: Nielsen Audio Today 2023; Comscore, Media Metrix, Multi-Platform, May 2024, P18+, adjusted to total pop; Scarborough USA+ 2023 Release 2

iHeart Delivers Significant, Measurable Outperformance vs Radio Peers iHeart Broadcast Radio Revenue Share Outperformance 140.0 iHM: 120.0 125.3 100.0 80.0 60.0 Industry ex-iHM: 75.0 40.0 20.0 - Industry ex-iHM iHM 32 Source: Miller Kaplan as of September 2024, Broadcast and Network Radio Gross Revenue LTM Revenue Index to 2010 Jan-10 Dec-10 Nov-11 Oct-12 Sep-13 Aug-14 Jul-15 Jun-16 May-17 Apr-18 Mar-19 Feb-20 Jan-21 Dec-21 Nov-22 Oct-23 Sep-24

Networks Overview

	premiere NETWORKS	Total Traffic & Weather Network
Description	Leading syndicator of domestic radio programming, producing and distributing content from top programs with significant opportunity to increase international revenue	Industry leader in providing valuable real-time traffic and weather content that serves the broader audio media ecosystem
Monthly Reach (Listeners)	245M+	200M+
Affiliates	8.6K+	2.4K+
Key Programs	See below	24/7 NEWS; TPEG; SportsPASS; HD Radio Digital AM & FM; Zip POLL USA


On Air with Ryan Seacrest


The Breakfast Club


Hey, It's Delilah


ON with Mario Lopez


Steve Harvey Morning Show


Enrique Santos Show


The Bobby Bones Show


Big Boy's Neighborhood


Elvis Duran and the Morning Show


Ellen K Morning Show

33

Source: Nielsen Audio Nationwide and PPM Metros/Act 1, Spring 2022, P6+; internal affiliate databases

iHeart Has Built One Of The Most Scaled & Attractive Events Businesses Sponsors & Events Revenue Music Festivals Ages 13-49 Would Most Like to Attend ($ in millions) 2% % 5% 20 $197 9% 8% 9% CAGR 41% 11% 10 0% iHeart Select Event Sponsors 2020A 202 E Source: IPSOS & iHeartMedia Brand Tracking Survey Q2 2023 Base: Total 13-49 excluding “none of the above” responses (n=492), QuesItfi o cn o:st were not a factor, which of these music events or festivals would you most like to attend? 34 Note: iHeart Events Include: iHR Music Festival, iHR Music Awards, iHR Jingle Ball, iHR Wango Tango, iHR Country Festival, iHR ALTer EGO, iHR Podcast Awards, and iHR Fiesta Latina

Multiplatform Group Financial Overview Multiplatform Revenue ($ in millions) ’20 – ’23 ’23 – ’28E $2,597 $2,583 CAGR CAGR $2,504 $2,489 $2,464 $2,435 $2,412 $2,404 Total 189 3% 1% $2,207 197 Multiplatform 160 193 195 191 188 191 Sponsors & 503 108 494 503 484 21% 1% 489 466 445 Events 479 485 (1%) 1% Networks 1,905 1,891 1,826 1,826 1,778 1,779 1,779 1,733 1,614 Radio/Other 3% 1% 20'A 21'A 22'A 23'A 24'E 25'E 26'E 27'E 28'E Revenue Growth 17% 2% (4%) (4%) 2% 1% 1% 1% (1) (ex. Political) % Revenue 13% 4% (6%) (1)% (0%) 4% (2%) 5% Growth % Segment Adjusted 30% 29% 23% 21% 22% 24% 22% 25% EBITDA Margin % Note: Total Multiplatform Revenue includes incremental revenue from leases. 35 35 (1) Revenue ex. Political is a non-GAAP financial measure. Please see Appendix for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

Digital Audio Group 36 36

Digital Audio Group Overview FY 2023 Revenue: FY 2023 Segment $1,069M Adjusted EBITDA: $349M • rd Podcasts 3 Party Digital Products Streaming Ad Tech Audio Newsletters Websites Social Video 37

In Addition To Increased Reach, Time Spent Listening To Podcasts Doubled In The Past 7 Years Average Daily Time Spent Listening to Podcasts Among Podcast Listeners (minutes) 54 51 48 MIN 44 MIN 39 MIN 33 MIN 28 MIN MIN MIN 2023 2022 2024 2021 2020 23 2019 MIN 2018 2017 In Addition To Higher Reach 5 More Time Is Spent With Podcasts Than TikTok Daily 1 5 38 Source: eMarketer 2024 estimates; (1) eMarketer 2024

iHeartRadio Strategically Positioned in the 1 Podcast Value Chain High Value Low Value PODCAST PUBLISHERS PODCAST SALES REPS. DISTRIBUTORS • Carry podcasts on platform • Sell/backfill podcasts for • Control/produce all content • No economics unless for • Publish content across multiple certain Publishers another service • Small commission – with most distributors (subscriptions, consumer economics to Publisher • Full ad-revenue benefits captured by app, device sales) content Publishers Podtrac Industry Rankings – September Non-Publisher Sales Agents: Podcast RSS Feed: 2024 AUDIENCE NETWORK 39 (1) Companies listed represent the major players in each category.

iHeart Products Now Available Across Thousands Of Devices A B iHeart Diversified and High-Profile Product Suite iHeart App’s Ubiquitous Distribution Across Devices rd Digital Only Artist & Mood 3 Party Live Radio Stations Stations Products Taylor Swift Psychographic Audience Networks Dua Lipa Doja Cat 40

Digital Audio Group Financial Overview Digital Audio Revenue ($ in millions) ’20 – ’23 ’23 – ’28E $1,546 CAGR CAGR $1,447 31% 8% Total DAG $1,351 $1,254 $1,170 $1,069 703 $1,022 59% 12% Podcasting 639 581 $834 529 454 408 358 253 $474 Dig ex 21% 5% Podcasting 101 843 808 769 726 717 663 661 582 373 20'A 21'A 22'A 23'A 24'E 25'E 26'E 27'E 28'E Revenue 26% 76% 22% 5% 9% 7% 8% 7% 7% Growth % Segment Adjusted 28% 31% 30% 33% 33% 35% 35% 36% 36% EBITDA Margin % 41 41

Audio & Media Services Group 42 42

Audio & Media Services Group Overview FY 2023 Revenue: FY 2023 Segment $257M Adjusted EBITDA: $71M Katz TV RCS Katz Radio Katz Digital 43

Katz Media At Scale Advertising Representation Business MARKETPLACES CLIENTS CUSTOMERS ▪ National Spot Radio▪ Radio | TV Broadcasters▪ Agencies ▪ Exclusive National ▪ Major Holding Companies and ▪ Network Radio Representation Regional/Small Agencies ▪ Multi-year Contracts with ▪ Local, National, Network ▪ Digital Audio Evergreens Media & Strategy Departments ▪ National Spot Television ▪ Digital ▪ Political Agencies ▪ Broadcaster streams, Pure ▪ Digital Only Agencies ▪ Digital Video Plays, Podcasts and Video ▪ Advertisers Publishers ▪ Political (All verticals) ▪ Higher margin business▪ National and Regional 44

Katz Media Group Transformation and Growth TRANSFORMATION FUTURE GROWTH ▪ Katz focus shift to higher margin businesses▪ Marketplaces ▪ Programmatic nd ▪ 2024 is projected to be 2 best performing ▪ New Audio and Video Partners year in the company’s history ▪ Multicultural ▪ Revenue +19% vs 2020 ▪ Expanded Political ▪ EBIDTA +15% vs 2020 Representation ▪ Margin +35% ▪ International ▪ Technology ▪ AI Integration ▪ Multi-Platform Sales 45

RCS Overview
Sound Software Powering The Global Broadcast Business

RCS Sound Software

Aquira	GSelector	RCSNews	MEDIABASE	Zetta	Media Monitors	Revma
CRM solution providing sales and inventory data, as well as scheduling, billing and reporting options	Multi-station music scheduling software, enabling station creation, clock design, and song coding	Radio newsroom system providing newscast gathering, writing and editing, and broadcast archiving	Comprehensive reporting service delivering crucial airplay information and analytical tools for media experts	Radio automation and playout system with a multitude of audio coaching settings	The nation's leading local monitoring company, serving broadcast TV, cable, radio, print and digital with real time intelligence	Online professional streaming solution with audio processing and integrated listener reports

One of The Leading **Global Broadcast Software** Companies

10K+ Clients

60+ Broadcasting Patents

46

Source: Company reports

Audio & Media Services Group Financial Overview Audio & Media Services Revenue ’20 – ’23 ’23 – ’28E ($ in millions) CAGR CAGR $332 $332 Total Audio & $304 (2%) 5% $297 Media Services $275 $271 $261 $257 84 93 $248 (2%) RCS 2% 83 89 89 91 88 85 86 249 240 221 208 186 180 Katz 172 174 (3%) 7% 162 20'A 21'A 22'A 23'A 24'E 25'E 26'E 27'E 28'E Revenue Growth 17% 5% (1%) 7% 5% 2% 1% 3% (1) (ex. Political) % (10%) 23% (16%) 30% (22%) 14% (9%) 23% Revenue Growth % Segment Adjusted 31% 37% 28% 42% 27% 34% 26% 39% EBITDA Margin % (1) Revenue ex. Political is a non-GAAP financial measure. Please see Appendix for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures. 47 47

Data & Technology 48 48

iHeartMedia Is A Comprehensive First-Party Data Platform


860+
Stations
181M
Registered
Users Database
276M
Listeners Who
React to
Influencers
iHeartMedia
333M
Social
Followers
1st Party
Proprietary Data
20K+
Events
11M
Monthly
Newsletter
Recipients
110M
Monthly Reach of
iHeartRadio Station
Websites

Benefits for Advertisers for First-Party Data

- Personalized marketing
- Segmentation and targeting
- Building audience profile
- Optimization of other digital channels
- Collaboration with agencies and digital partners

Source: Nielsen Audio Spring 2023; Nielsen nPower May 2024 Comscore May 2024; Podtrac May 2024; ListenFirst May 2024; Omniture June 2024; Internal Reporting May 2024

49

50

iHeart’s Evolution Into An Ad-Tech Platform Sounder Acquisition 2024 Voxnest Acquisition 2020 2023 Radiojar Manadge Establishment of Acquisition Acquisition 2021 SmartAudio – 2019 Jelli Acquisition Using Digital Data to Drive Insights 2018 and Attribution for 2020 Broadcast RCS Acquisition Triton / Omny 2014 2006 Acquisition Unified Acquisition 51

Extensive Portfolio Of Adtech Assets

Category	Sub-category	Company	Description
Technology	Measurement & Infrastructure	Sounder	Leading end-to-end audio management platform empowering creators with free hosting, analytics, in-audio search, and a scalable cloud environment to build audience and maximize content reach
		Manadge	Advertising intelligence platform that specializes in programmatic advertising with advanced analytics and automation platform designed for Publishers, empowering them to take control on all demand actors and maximize ad revenues.
		TRITON	Provides access to a massive audience across 2,000+ radio stations and leverages predictive modeling to target specific listener demographics, empowering broadcasters and podcasters to significantly grow revenue and optimize operations
		OmnyStudio	Developer of a comprehensive on-demand audio platform for distribution, analysis, monetization, and archiving, empowering creators to streamline workflows and maximize the value of their content
		VOXNEST	Developer of podcasting tools that offer a set of comprehensive podcast management, monetization and analytics tracking systems
	Measurement	unified	Developer of an enterprise marketing technology platform designed to empower brands to mobilize social audiences and drive measurable consumer actions
		Jelli	Provider of a cloud-based advertising platform with an automated radio advertising tool that facilitates global connections between publishers and radio listeners
		SMART AUDIO	Leverages the power of iHeartMedia's programmatic solution to empower advertisers to efficiently evaluate, plan, and purchase broadcast radio advertising inventory
		RCS Sound Software	Develops broadcasting software to manage radio stations and entertainment channels around the world
	Infra	radiojar	Provider of an online radio broadcasting platform designed to empower radio stations to transition to the internet era

52

Financial Projections 53 53

(1) Adjusted EBITDA Bridge ($ in millions) Better / (Worse) 2021-22 2022-23 2023-24E 2024-25E 2025-26E 2026-27E 2027-28E Adjusted EBITDA (Beginning of Period, or BoP) $ 811 $ 950 $ 697 $ 750 $ 771 $ 915 $ 853 Podcast ex. Political 104 51 45 72 53 58 64 Digital ex. Podcast and ex. Political 76 4 40 17 44 38 35 National Spot ex. Political 11 (72) (0) (6) 6 6 6 Local Spot ex. Political 9 (63) (53) 41 13 13 7 Networks (Non-Digital) ex. Political (1) (40) (26) 44 5 5 5 Other Revenue ex. Political 40 66 (6) (26) 6 6 6 Audio & Media Services Revenue ex. Political 13 (4) 16 (13) 6 4 7 iHM Political Revenue 103 (102) 138 (126) 100 (100) 150 Total Revenue $ 354 $ (161) $ 154 $ 3 $ 232 $ 30 $ 279 Costs $ (215) $ (92) $ (101) $ 18 $ (89) $ (92) $ (91) Adjusted EBITDA (End of Period, or EoP) $ 950 $ 697 $ 750 $ 771 $ 915 $ 853 $ 1 ,042 (1) Adjusted EBITDA is a non-GAAP financial measure. Please see Appendix for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures. 54

Financial Projections – Summary(1)(2)

	Forecast				
($ in millions)	FY'24E	FY'25E	FY'26E	FY'27E	FY'28E
Revenue:					
Multiplatform Group	$2,412	$2,404	2,504	$2,464	$2,583
Digital Audio Group	1,170	1,254	1,351	1,447	1,546
Audio & Media Services Group	332	261	297	271	332
Eliminations	(10)	(11)	(11)	(11)	(11)
Total Revenue	**$3,905**	**$3,908**	**$4,141**	**$4,171**	**$4,450**
YoY growth %	*4.1%*	*0.1%*	*5.9%*	*0.7%*	*6.7%*
Adj. EBITDA:					
Multiplatform Group	$501	$524	$603	$542	$640
Digital Audio Group	383	437	479	517	558
Audio & Media Services Group	140	71	101	71	129
Corporate	(274)	(261)	(269)	(277)	(285)
Total Adj. EBITDA	**$750**	**$771**	**$915**	**$853**	**$1,042**
Adj. EBITDA Margin %	*19.2%*	*19.7%*	*22.1%*	*20.5%*	*23.4%*
YoY growth %	*7.6%*	*2.8%*	*18.6%*	*(6.7%)*	*22.1%*
(-) Interest Payments	($387)	($371)	($358)	($354)	($353)
(-) Cash Taxes	(31)	(104)	(132)	(123)	(156)
(-) Capex	(95)	(90)	(90)	(90)	(90)
(-) Restructuring Expenses	(100)	(40)	(30)	(30)	(30)
(-) Change in NWC	33	38	(1)	12	(11)
Free Cash Flow	**$170**	**$204**	**$303**	**$269**	**$401**
(+/-) Other	94	2	1	1	1
Net increase (decrease) in cash(3)	**$265**	**$206**	**$304**	**$269**	**$401**
BOP Cash	**$346**	**$611**	**$817**	**$1,121**	**$1,390**
EOP Cash	**611**	**817**	**1,121**	**1,390**	**1,792**

Note: The projections shown above are status quo and do not reflect the impacts of the contemplated transaction.
(1) Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Please see Appendix for reconciliation of historical non-GAAP financial measures to their most comparable GAAP financial measures.
(2) The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.
(3) Represents Net increase (decrease) in cash, cash equivalents and restricted cash in the Consolidated Statement of Cash Flows.

55

Dropdown Financial Projections[1][2]

($ in thousands)	FCC Licenses H2'24	FCC Licenses 2025	FCC Licenses 2026	FCC Licenses 2027	FCC Licenses 2028	Katz Media Group H2'24	Katz Media Group 2025	Katz Media Group 2026	Katz Media Group 2027	Katz Media Group 2028
Gross Revenue	$82,900	$144,200	$150,200	$147,800	$155,000	$125,000	$173,500	$207,500	$179,500	$239,500
Operating Expenses	(4,100)	(7,200)	(7,500)	(7,400)	(7,700)	(81,400)	(145,900)	(154,600)	(150,400)	(163,700)
Adjusted EBITDA	**$78,800**	**$137,000**	**$142,700**	**$140,400**	**$147,300**	**$43,600**	**$27,600**	**$52,900**	**$29,100**	**$75,800**
Taxes, Capex, NWC	(24,400)	(34,600)	(36,300)	(35,400)	(37,600)	(19,300)	–	(22,600)	(4,400)	(33,700)
Available Cash Flow	**$54,400**	**$102,400**	**$106,400**	**$105,000**	**$109,700**	**$24,300**	**$27,600**	**$30,300**	**$24,700**	**$42,100**

	AdTech[3] H2'24	AdTech[3] 2025	AdTech[3] 2026	AdTech[3] 2027	AdTech[3] 2028	Total H2'24	Total 2025	Total 2026	Total 2027	Total 2028
Gross Revenue	$104,706	$222,411	$238,505	$254,485	$271,053	$312,606	$540,111	$596,205	$581,785	$665,553
Operating Expenses	(63,304)	(135,144)	(145,885)	(155,530)	(165,550)	(148,804)	(288,244)	(307,985)	(313,330)	(336,950)
Adjusted EBITDA	**$41,402**	**$87,267**	**$92,620**	**$98,955**	**$105,503**	**$163,802**	**$251,867**	**$288,220**	**$268,455**	**$328,603**
Taxes, Capex, NWC	(19,020)	(36,581)	(39,390)	(41,810)	(44,460)	(62,720)	(71,181)	(98,290)	(81,610)	(115,760)
Available Cash Flow	**$22,382**	**$50,686**	**$53,230**	**$57,145**	**$61,043**	**$101,082**	**$180,686**	**$189,930**	**$186,845**	**$212,843**

(1) Figures presented are not historical and reflect pro forma adjustments relating to intercompany arrangements expected to be put into place in connection with the UnSub Alternative Potential Transaction.
(2) The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.
(3) Includes Voxnest, Triton, Unified and Jelli.

56

Appendix 57 57 57

GAAP to Non-GAAP Reconciliation[1]

(In thousands)	Year Ended December 31,				Six Months Ended June 30,	
	2023	2022	2021	2020	2024	2023
Net loss	$ (1,100,339)	$ (262,670)	$ (158,389)	$ (1,915,222)	$ (1,000,097)	$ (1,105,345)
Income tax (benefit) expense	(62,338)	4,719	8,391	(183,623)	(44,621)	(20,252)
Interest expense, net	389,775	341,674	332,384	343,745	191,092	194,150
Depreciation and amortization	428,483	445,664	469,417	402,929	209,518	216,577
EBITDA	**$ (344,419)**	**$ 529,387**	**$ 651,803**	**$ (1,352,171)**	**$ (644,108)**	**$ (714,870)**
(Gain) / Loss on investments, net	28,130	1,045	(43,643)	9,346	(91,582)	12,543
Gain on extinguishment of debt	(56,724)	(30,214)	-	-	-	(27,527)
Other expense, net	655	2,295	14,976	7,751	727	371
Equity in loss of nonconsolidated affiliates	3,530	11	1,138	379	106	4
Impairment charges	965,087	311,489	57,734	1,738,752	921,732	964,517
Other operating (income) expense, net	4,361	24,998	32,320	11,344	1,088	(40)
Restructuring expenses	60,353	75,821	73,262	100,410	51,161	30,243
Share-based compensation expense	35,625	35,457	23,543	22,862	15,700	19,364
Adjusted EBITDA	**$ 696,598**	**$ 950,289**	**$ 811,133**	**$ 538,673**	**$ 254,824**	**$ 284,605**
(/) Consolidated revenue	$ 3,751,025	$ 3,912,283	$ 3,558,340	$ 2,948,218	$ 1,728,130	$ 1,731,253
Adjusted EBITDA Margin	18.6%	24.3%	22.8%	18.3%	14.7%	16.4%

(1) The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

58

GAAP to Non-GAAP Reconciliation (In thousands) Year Ended December 31, Six Months Ended June 30, 2023 2022 2021 2020 2024 2023 Cash provided by (used for) operating activities $ 213,062 $ 420,075 $ 330,573 $ 215,945 $ (32,548) $ (37,211) Purchases of property, plant and equipment (102,670) (160,969) (183,372) (85,205) (42,754) (61,938) Free cash flow $ 110,392 $ 259,106 $ 147,201 $ 130,740 $ (75,302) $ (99,149) (/) Adjusted EBITDA $ 696,598 $ 950,289 $ 811,133 $ 538,673 $ 254,824 $ 284,605 Free cash flow conversion 15.8% 27.3% 18.1% 24.3% (29.6%) (34.8%) 59

GAAP to Non-GAAP Reconciliation

(In thousands)	Year Ended December 31,				Six Months Ended June 30,	
	2023	2022	2021	2020	2024	2023
Consolidated revenue	$ 3,751,025	$ 3,912,283	$ 3,558,340	$ 2,948,218	$ 1,728,130	$ 1,731,253
Excluding: Political revenue	(30,877)	(132,912)	(30,069)	(167,479)	(26,534)	(10,268)
Consolidated revenue, excluding political	$ 3,720,148	$ 3,779,371	$ 3,528,271	$ 2,780,739	$ 1,701,596	$ 1,720,985
Multiplatform Group revenue	$ 2,435,368	$ 2,597,190	$ 2,489,018	$ 2,206,854	$ 1,069,370	$ 1,124,957
Excluding: Political revenue	(20,658)	(71,755)	(20,383)	(93,413)	(15,688)	(7,829)
Multiplatform Group revenue, excluding political	$ 2,414,710	$ 2,525,435	$ 2,468,635	$ 2,113,441	$ 1,053,682	$ 1,117,128
Digital Audio Group revenue	$ 1,069,167	$ 1,021,824	$ 834,482	$ 474,371	$ 524,582	$ 484,250
Excluding: Political revenue	(2,562)	(9,540)	(1,868)	(5,237)	(1,481)	(1,346)
Digital Audio Group revenue, excluding political	$ 1,066,605	$ 1,012,284	$ 832,614	$ 469,134	$ 523,101	$ 482,904
Audio & Media Group Services revenue	$ 256,702	$ 304,302	$ 247,957	$ 274,749	$ 139,250	$ 127,155
Excluding: Political revenue	(7,657)	(51,617)	(7,818)	(68,829)	(9,365)	(1,093)
Audio & Media Services Group revenue, excluding political	$ 249,045	$ 252,685	$ 240,139	$ 205,920	$ 129,885	$ 126,062

60

November 7, 2024 Project Tunes TRANSACTION OVERVIEW

This Investor Presentation (this Presentation ) is being furnished to a limited number of parties who have expressed an interest in a potential transaction (the Potential Transaction ) with iHeartMedia, Inc. ( iHeartMedia or the Company ). The Company does not intend for this Presentation to form the sole basis of any transaction decision. The recipients should conduct their Disclaimer own investigations and analyses of the Company in connection with any transaction. This Presentation is being made available only to parties who have signed and returned a non-disclosure agreement with the Company in connection with the Potential Transaction (the Non- Disclosure Agreement ). By accepting this Presentation or any portion hereof, recipients agree to use and maintain the information in this Presentation in accordance with its compliance policies, contractual obligations (including their Non-Disclosure Agreements) and applicable laws and regulations, including federal and state securities laws. None of the Company, PJT Partners (“PJT”), their respective affiliates or their respective employees, directors, officers, contractors, advisors, consultants, members, successors, representatives, agents or controlling persons or any representatives of the foregoing, has made or makes any representation or warranty (express or implied) in respect of the accuracy, completeness or fair presentation of any information or any conclusion contained in this Presentation or in any other information provided or made available to the recipient in the course of its evaluation of the Company, and none shall have any liability resulting from the use or content of this Presentation or any other such information provided or made available to the recipient including, for any representations or warranties (expressed or implied) contained in, or for any omissions from, this Presentation or any other written or oral communications. The only information that will have any legal effect and upon which an interested party may rely will be in such representations and warranties as may be contained in a definitive agreement providing for a Potential Transaction, when, as and if executed, and in accordance with such terms and subject to such conditions as may be specified therein. The information in this Presentation was provided by the Company or is from public or other sources. PJT has not assumed any responsibility for independently verifying such information and expressly disclaimers any liability to any recipient in connection with such information or any transaction with the Company. This Presentation is not an offer, nor a solicitation of an offer, of the sale or purchase of securities, nor shall any securities of the Company or any of its subsidiaries be offered or sold, in any jurisdiction in which such an offer, solicitation or sale would be unlawful. In furnishing this Presentation, the Company and PJT reserves the right to amend or replace this Presentation at any time, but undertake no obligation to update, correct, or supplement any information contained herein or to provide the recipient with access to any additional information. This Presentation does not purport to be all-inclusive or to contain all of the information that the recipient may require in order to make an informed investment decision. No investment or other financial decisions or actions should be based solely on the information in this Presentation. Non-GAAP Measures: In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this Presentation contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow. The Company believes these non-GAAP financial measures are commonly used by analysts and investors to evaluate the performance of companies in its industry, and such non-GAAP financial measures help investors evaluate its operating and financial performance and trends in its business, consistent with how management evaluates such performance and trends. The Company also believes that these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the Company and the non-GAAP financial measures of other companies may not be calculated in the same manner. These non-GAAP measures should be considered only as supplemental to, and not as a substitute for or superior to, financial measures prepared in accordance with GAAP. The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results. Financial Projections: This Presentation includes certain statements, claims, estimates, predictions and other information prepared and provided by the Company with respect to the anticipated future performance of this Company and its subsidiaries. Any assumptions, views or opinions (including statements, projections, forecasts or other forward-looking statements) contained in this Presentation represent the assumptions, views or opinions of the Company as at the date indicated and are subject to change without notice. These statements are subject to known and unknown risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results to differ materially and potentially adversely from the results discussed in the forward-looking statements. 2

There is no guarantee that any of the forecasts, estimates or projections (including projections of revenue, expenses and earnings) set forth herein will be achieved. Actual results may vary from the projections and such variations may be material. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or the future performance of the Company Disclaimer (Cont’d) or any of its subsidiaries or any of its or their businesses. FORWARD-LOOKING STATEMENTS. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the Act ). Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases guidance, believe, expect, anticipate, will, potential, positioned, estimates, forecast, and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about positioning in uncertain economic environment and future economic recovery, driving shareholder value, the Company's expected costs savings and other capital and operating expense reduction initiatives, utilizing new technologies, improving operational efficiency, future advertising demand, trends in the advertising industry, including on other media platforms; strategies and initiatives, expected interest rates and interest expense savings, and the Company's anticipated financial performance, liquidity, and net leverage are forward-looking statements. Statements that describe or relate to iHeartMedia's plans, goals, intentions, strategies, or financial projections or outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond iHeartMedia's control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this Presentation include, but are not limited to: risks related to weak or uncertain global economic conditions and iHeartMedia's dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; dependence upon the Company's brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; risks related to iHeartMedia's use of artificial intelligence, impact of acquisitions, dispositions and other strategic transactions; risks related to the Company's indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny of environmental, social and governance matters, risks related to the Company' Class A common stock; and regulations impacting the Company's business and the ownership of its securities. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Presentation and other materials provided by the Company may not occur. In particular, our projections are subject to inherent uncertainties and necessarily represent certain assumptions, and actual performance may differ. In addition, there is a risk the Company is unable to deliver the anticipated cost savings (or recognize the expected benefits therefrom) either from an inability to identify appropriate opportunities, anticipate implementation cost, delays in implementation or other factors. Do not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Forward-looking statements are not guarantees of future performance. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company's reports filed with the U.S. Securities and Exchange Commission, including in the section entitled Part I, Item 1A. Risk Factors of the Company's Annual Reports on Form 10-K and Part II, Item 1A. Risk Factors of the Company's Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise. 3

Table of Contents I 5 Background II Transaction Summary 8 III 16 Model Outputs A Comprehensive Transaction 20 B Alternative Transaction 23 4

I. Background 5

Introduction Based on market feedback, iHeartMedia, Inc. (“iHeart” or the “Company”) concluded that an extension of its maturities through a consensual transaction with existing stakeholders is appropriate As such, the Company engaged in discussions with its stakeholders regarding a consensual debt maturity extension transaction The Company’s objectives in implementing a consensual transaction include: > Avoid the costs of a non-consensual recapitalization > Provide time to realize the benefits of the investments the Company has made in the Multiplatform Group > Continue to invest in and realize growth in the Digital Audio Group > Achieve the transaction quickly and efficiently to minimize customer, talent, and employee disruptions Management hopes to complete a transaction by mid-December that has broad consensus and respects the rights and priorities of our stakeholders 6

MATURITY PROFILE & TRADING PRICES (AS OF 11/6/24) CREDIT PROFILE Current Maturity and ($ in millions) ($ in millions) Credit Profile Unlevered Free Cash Flow $3,00 0 FY23A $50 4 85 FY24E 557 2,50 0 FY25E 575 84 2,00 0 Leverage Ratios Total Debt / FY23A EBITDA 7.5x Total Debt / FY24E EBITDA 7.0 x 1,500 Net Debt / FY23A EBITDA 6.9x 52 Net Debt / FY24E EBITDA 6.4x 1,0 00 85 Coverage Ratios 500 FY23A EBITDA / Interest ¹ 2.0 x ⁽⁾ 67 FY24E EBITDA / Interest ¹ 2.2x ⁽⁾ 64 0 20 24 20 25 2026 2027 20 28 Maturity 8.375% Senior Unsecured Notes due 20 27 4.75% Senior Secured Notes due 20 28 5.25% Senior Secured Notes due 2027 6.375% Senior Secured Notes due 2026 Source: Bloomberg, IHS Markit. Incremental Term Loan Facility due 2026 Term Loan Facility due 2026 Note: Trading prices as of 11/6/24. (1)Calculated using SOFR swap rate of 3.72%. 7 Debt

II. Transaction Summary 8

PJT Partners

Simpson Thacher PJT

Transaction Summary

Concurrent launch of two exchange transactions initially supported by TSA Parties

1. Alternative Transaction: Exchange of existing debt into new term loans and notes issued by one or more unrestricted subsidiaries (the "UnSub"), which will hold certain drop down assets[(1)]. The TSA parties constitute requisite majorities needed to close the Alternative Transaction.

AND

2. Comprehensive Transaction: Exchange of existing debt into new term loans and notes issued by iHeartCommunications if Holders of at least 95% of each tranche participate in the exchange transactions

FURTHER

- If the Comprehensive Transaction is implemented:
  - Liens of non-participating Term Loan lenders will be subordinated to liens of all participating debt and proceeds/recoveries of such non-participating holders will be subject to a turn-over for the benefit of participating debt
  - Liens of non-participating holders of each Secured Notes tranche will be released
  - Guarantees of non-participating holders of Secured and Unsecured Notes tranches will be released
- If the Alternative Transaction is implemented:
  - Proceeds/recoveries to non-participating holders of existing secured debt[(2)] will be subject to a turn-over for the benefit of a new ~$3.4bn[(3)] intercompany loan jointly and severally payable by the existing credit group ("RemainCo") to UnSub
  - Katz Media, the Ad Tech stack and the FCC Licenses will be moved into the UnSub, and will no longer secure any stub RemainCo debt

(1) Exchanging Term Loan and Secured Notes holders to also receive a nominal amount of debt issued by iHeartCommunications.
(2) Subject to >50.1% participation from tranche in case of 2028 Secured Notes.
(3) Based on participation from parties to transaction support agreement ("TSA") as of preparation of these materials ("TSA Parties"); actual support may increase. I/C loan balance increases if additional holders participate.

DRAFT

9

PJT Partners

Simpson Thacher

Exchange Transaction Overview

	Comprehensive Transaction	Alternative Transaction
Term Loan / 2026 Secured Notes	> Receive (i) **5c** cash and (ii) **94c** new secured term loans and notes with **3**-year maturity extension – Minimum participation of **95.0%**	> Receive (i) **5c** cash, (ii) **93.5c** new UnSub debt with **3**-year maturity extension, and (iii) **0.5c** of iHeartCommunications debt – Minimum participation of **TSA Parties**
2027 Unsecured Notes	> Exchanged into new 2L notes at **21c** discount with **3**-year maturity extension – Minimum participation of **95.0%**	> Exchanged into new UnSub 2L notes at **21c** discount with **3**-year maturity extension – Minimum participation of **TSA Parties**
2027 Secured Notes	> Exchanged into new secured notes at **12c** discount with **3**-year maturity extension – Minimum participation of **95.0%**	> Exchanged into new UnSub 1L notes at **12c** discount with **3**-year maturity extension – Minimum participation of **TSA Parties**
2028 Secured Notes	> Exchanged into new secured notes at **21c** discount with **3**-year maturity extension – Minimum participation of **95.0%**	> Exchanged into new UnSub 1L notes at **21c** discount with **3**-year maturity extension – Minimum participation of **TSA Parties**
Holdouts	> Liens of non-participating Term Loan lenders will be subordinated to liens of all participating debt and proceeds/recoveries of such non-participating holders will be subject to a turn-over for the benefit of participating debt > Liens of non-participating holders of each Secured Notes tranche will be released > Guarantees of non-participating holders of Secured and Unsecured Notes tranches will be released	> Non-participating holders of Term Loan and Secured Notes[1] will be subject to turn over their recovery to UnSub intercompany note jointly and severally payable by the existing credit group > Guarantees of non-participating holders of 2027 Unsecured Notes will be released > Non-participating debt will not be secured by UnSub assets

DRAFT

Note: Consideration shown for holders tendering by early tender deadline.
(1) Subject to >50.1% participation from tranche in case of 2028 Secured Notes.

10

PJT Partners

Simpson Thacher

Comprehensive Transaction

Exchange Debt Terms

	2026 Term Loan Exchange Debt	2026 Secured Notes Exchange Debt	2027 Unsecured Notes Exchange Debt	2027 Secured Notes Exchange Debt	2028 Secured Notes Exchange Debt
Exchange Terms					
Min. Participation	> 95.0%	> 95.0%	> 95.0%	> 95.0%	> 95.0%
Exchange Price[1]	> 99c	> 99c	> 79c	> 88c	> 79c
Consideration[1]	> 5c in cash and 94c in 1L Term Loans	> 5c in cash and 94c in 1L Notes	> 79c in 2L Notes	> 88c in 1L Notes	> 79c in 1L Notes
Holdout Treatment	> Turn over recovery first to exchange debt of existing secured debt and second to exchange debt of existing unsecured debt > Liens subordinated to liens of all participating debt	> Liens released > Guarantees released	> Remain unsecured > Guarantees released	> Liens released > Guarantees released	> Liens released > Guarantees released
Debt Terms					
Issuer / Borrower	> Same as existing	> Same as existing	> Same as existing	> Same as existing	> Same as existing
Security	> 1L on all existing collateral	> 1L on all existing collateral	> 2L on all existing collateral	> 1L on all existing collateral	> 1L on all existing collateral
Amount	> Up to $2,152mm	> Up to $760mm	> Up to $733mm	> Up to $668mm	> Up to $400mm
Maturity	> May 2029 (3-year extension)	> May 2029 (3-year extension)	> May 2030 (3-year extension)	> August 2030 (3-year extension)	> January 2031 (3-year extension)
Interest Rate[2]	> S+577.5bps (277.5/252.5bps increase)[3]	> 9.125% (275bps increase)	> 10.875% (250bps increase)	> 7.75% (250bps increase)	> 7.00% (225bps increase)
Call Protection / Make Whole[4]	> NC 2 / 103 / 101 / Par > To include bankruptcy make-whole	> NC 2 / 103 / 101 / Par > To include bankruptcy make-whole	> NC 2 / 50% / 25% / Par > To include bankruptcy make-whole	> NC 2 / 75% / 25% / Par > To include bankruptcy make-whole	> NC 2 / 50% / 25% / Par > To include bankruptcy make-whole
Covenants	> Tighter debt, liens, investment and RP baskets > Protections against future LM (e.g., limitation on Alternative Transactions, Chewy / J. Crew / Serta protections)	> Tighter debt, liens, investment and RP baskets > Protections against future LM (e.g., limitation on Alternative Transactions, Chewy / J. Crew / Serta protections)	> Tighter debt, liens, investment and RP baskets > Protections against future LM (e.g., limitation on Alternative Transactions, Chewy / J. Crew / Serta protections)	> Tighter debt, liens, investment and RP baskets > Protections against future LM (e.g., limitation on Alternative Transactions, Chewy / J. Crew / Serta protections)	> Tighter debt, liens, investment and RP baskets > Protections against future LM (e.g., limitation on Alternative Transactions, Chewy / J. Crew / Serta protections)

(1)Consideration shown for holders tendering by early tender deadline.
(2)Subject to various levels of stepdowns associated with certain ratings actions.
(3)Interest rate increase for Initial Term Loan and Incremental Term Loan, respectively.
(4)Notwithstanding individual call schedules, all call protection to sunset in May 2028 (i.e., no premium payable after 5/1/28).

DRAFT

11

PJT Partners

Simpson Thacher PJT

Alternative Transaction

Exchange Debt Terms

	2026 Term Loan Exchange Debt	2026 Secured Notes Exchange Debt	2027 Unsecured Notes Exchange Debt	2027 Secured Notes Exchange Debt	2028 Secured Notes Exchange Debt	Intercompany Loan
Exchange Terms						
Min. Participation	> TSA Parties	> TSA Parties	> TSA Parties	> TSA Parties	> TSA Parties	> N/A
Exchange Price(1)	> 99c	> 99c	> 79c	> 88c	> 79c	> N/A
Consideration(1)	> 5c in cash, 93.5c in 1L Term Loans at UnSub, 0.5c in 1L Term Loans at RemainCo	> 5c in cash, 93.5c in 1L Notes at UnSub, 0.5c in 1L Notes at RemainCo	> 79c in 2L Notes	> 87.5c in 1L Notes at UnSub, 0.5c in 1L Notes at RemainCo	> 78.5c in 1L Notes at UnSub, 0.5c in 1L Notes at RemainCo	> N/A
Holdout Treatment	> Liens retained > Guarantees retained > Turns over its recovery to Intercompany Loan	> Liens retained > Guarantees retained > Turns over its recovery to Intercompany Loan	> Guarantees released	> Liens retained > Guarantees retained > Turns over its recovery to Intercompany Loan	> Liens retained > Guarantees retained > Upon ≥50.1% participation, turns over its recovery to Intercompany Loan	> N/A
Debt Terms						
Issuer	> IH Media + Entertainment I, LLC ("UnSub Holdco")	> IH Media + Entertainment I, LLC ("UnSub Holdco")	> IH Media + Entertainment II, LLC ("UnSub")	> IH Media + Entertainment I, LLC ("UnSub Holdco")	> IH Media + Entertainment I, LLC ("UnSub Holdco")	> RemainCo
Guarantors	> UnSub Holdco and its wholly owned subsidiaries	> UnSub Holdco and its wholly owned subsidiaries	> All wholly owned subsidiaries of Unsub and Unsub Holdco	> UnSub Holdco and its wholly owned subsidiaries	> UnSub Holdco and its wholly owned subsidiaries	> Same as existing secured debt
Security	> 1L on UnSub collateral, including ~\$3bn pari 1L intercompany loan	> 1L on UnSub collateral, including ~\$3bn pari 1L intercompany loan	> 2L on UnSub collateral, including ~\$3bn pari 1L intercompany loan	> 1L on UnSub collateral, including ~\$3bn pari 1L intercompany loan	> 1L on UnSub collateral, including ~\$3bn pari 1L intercompany loan	> 1L on all collateral under existing secured debt
Amount	> Up to \$2,149mm	> Up to \$759mm	> Up to \$730mm	> Up to \$665mm	> Up to \$396mm	> Approximately \$3.4bn(2)
Maturity	> May 2029 (3-year extension)	> May 2029 (3-year extension)	> May 2030 (3-year extension)	> August 2030 (3-year extension)	> January 2031 (3-year extension)	> January 2031
Interest Rate(3)	> S+577.5bps (277.5/252.5bps increase)(4)	> 9.125% (275bps increase)	> 10.875% (250bps increase)	> 7.75% (250bps increase)	> 7.00% (225bps increase)	> 15.0% (10.0% cash plus 5.0% PIK)(5)
Call Protection(6)	> NC 2 / 103 / 101 / Par > To include bankruptcy make-whole	> NC 2 / 103 / 101 / Par > To include bankruptcy make-whole	> NC 2 / 50% / 25% / Par > To include bankruptcy make-whole	> NC 2 / 75% / 25% / Par > To include bankruptcy make-whole	> NC 2 / 50% / 25% / Par > To include bankruptcy make-whole	> NC-Life > To include bankruptcy make-whole
Covenants	> Limitations on issuance of debt, liens, and investments	> Limitations on issuance of debt, liens, and investments	> Limitations on issuance of debt, liens, and investments	> Limitations on issuance of debt, liens, and investments	> Limitations on issuance of debt, liens, and investments	> Limitations on issuance of debt, liens, and investments
Governance	> N/A	> N/A	> N/A	> N/A	> N/A	> I/C claim vote in Chapter 11 will be held by the independent directors of the UnSub at the direction of the creditors

DRAFT

(1)Consideration shown for holders tendering by early tender deadline.
(2)Based on participation from TSA Parties. Balance increases if additional holders participate.
(3)Subject to various levels of stepdowns associated with certain ratings actions.
(4)Interest rate increase for Initial Term Loan and Incremental Term Loan, respectively.
(5)RemainCo able to PIK up to \$150mm of cash interest per year.
(6)Notwithstanding individual call schedules, all call protection to sunset in May 2028 (i.e., no premium payable after 5/1/28).

12

Post-Closing Recovery Status Quo Comprehensive Transaction Alternative Transaction Waterfall RemainCo Priorities ABL Recovery ABL ABL ABL Stub ’28 ’26 Secured New Term New ’29 Secured Notes Term Loan Notes Loan Secured Notes First-Level Recovery ’27 Secured ’28 Secured New ’30 New ’31 I/C Loan Notes Notes Secured Notes Secured Notes Stub Term Stub ’26 Loan Secured Notes ’27 Unsecured New ’30 2L Second-Level Notes Notes Recovery Stub ’27 Secured Notes Third-Level Stub Term Stub ’27 (1) Loan Unsecured Recovery Stub ’27 Stub ’26 Secured Notes Secured Notes Fourth-Level Recovery Stub ’27 Stub ’28 Unsecured Secured Notes Note: The ABL only has liens on the working capital assets of the Stub non-2028 secured debt to retain liens but is subject to turn-over for benefit of I/C Company. The 1L debt currently has a first lien on fixed assets of loan. Upon 50.1% participation of 2028 Secured Notes, non-participants of that tranche the Company and a second lien on ABL assets. will be subject to the same turn-over. (1)Liens securing stub term loan will be subordinated to liens securing participating debt and stub term loan is subject to turn- over for the benefit of participating debt. 1 13 3

Description Alternative > Radio broadcasting is subject to the jurisdiction of the FCC, which grants the Company licenses Transaction to operate its radio stations FCC Licenses Dropdown Assets > In connection with the Drop Down Transaction, the FCC licenses will be transferred to the UnSub and RemainCo will have a right to use such licenses pursuant to an intercompany agreement > Full-service media representation business Katz Media Group > Generates revenue through contractual commissions realized from the sale of national spot radio, national spot television, and online advertising on behalf of third party clients > Provides access to a massive audience across 2,000+ radio stations and leverages predictive Triton modeling to target specific listener demographics, empowering broadcasters and podcasters to significantly grow revenue and optimize operations > Developer of podcasting tools that offer a set of comprehensive podcast management, Voxnest monetization and analytics tracking systems AdTech > Developer of an enterprise marketing technology platform designed to empower brands to Unified mobilize social audiences and drive measurable consumer actions > Provider of a cloud-based advertising platform with an automated radio advertising tool that Jelli facilitates global connections between publishers and radio listeners > In connection with the Drop Down Transaction, a restricted subsidiary of RemainCo will issue a new intercompany loan (the “I/C Loan”) to UnSub that will be a receivable (i.e., an asset) of UnSub Intercompany Loan > The I/C Loan will be sized based upon the amount of exchanging debt, value of other assets transferred to UnSub, and existing investment capacity 14

PF Maturity Profile COMPREHENSIVE ALTERNATIVE (1) (2) STATUS QUO TRANSACTION TRANSACTION Pro Forma Credit Statistics 6.4x 5.9x 6.0x Net Debt at Close / FY24 EBITDA 6.2x 5.7x 5.8x Net Debt at Close / FY25 EBITDA 4.6x 4.2x 4.3x Net Debt at Close / FY28 EBITDA $370 -$380 $370 -$380 $370 -$380 FY25E Cash Interest Pro Forma Maturity Wall Exchange Debt Exchange Debt $3,000 2,500 2,00 0 1,500 1,0 00 500 0 20 26 20 27 20 28 2029 20 30 2031 2026 2027 2028 2029 20 30 2031 2026 2027 20 28 2029 2030 20 31 Term Loan Facility due 2026 Incremental Term Loan Facility due 2026 6.375% Senior Secured Notes due 2026 5.25% Senior Secured Notes due 2027 4.75% Senior Secured Notes due 2028 8.375% Senior Unsecured Notes due 2027 Note: Leverage figures based on pro forma net debt at illustrative transaction close of 12/31/24. (1)Assumes 95% participation from all debt holders. (2)Assumes participation of TSA Parties. 1 15 5 Debt

III. Model Outputs 16

PJT Partners

Key Transaction Assumptions

General transaction assumptions:

> Assumed closing date for modeling purposes – December 31st

> Existing ABL facility amended to facilitate transaction without commitment reduction

> Minimum cash of $100mm at closing

> Availability of approximately $1bn of insolvency to offset CODI

> Illustrative transaction expenses of $85-90mm[(1)]

> Interest income on cash above $100mm at 3-mo term SOFR forward rates

Alternative Transaction assumptions:

> I/C Loan of ~$3.4mm[(2)] with 10%/5% Cash/PIK interest

> Up to I/C Loan cash interest PIK'd of $150mm annually

DRAFT

(1) Transaction expenses are subject to change pending final receipt of invoices.
(2) Based on participation from TSA Parties. Balance increases if additional holders participate.

17

Long-Term Forecast Description – Key Assumptions Digital Revenue > YoY revenue growth of mid to high-single digits, with Podcasting growing ~10% per year > YoY revenue growth of low-single digits ex. Political Multiplatform Revenue > Broadcast Radio (ex. Political) growth supported in part by inclusion of Broadcast inventory in Programmatic buying platform beginning in FY 2025 Cost Actions > Continued focus on cost rationalization in part due to impact of investments in technology > Capex of $90mm p.a., the majority of which is focused on investment in technology platform Free Cash Flow > Elevated Restructuring expense in FY 2024 and 2025 before returning to steady state of $30mm in FY 2026 18

Actual Forecast ($ in millions) FY'22A FY'23A FY'24 E FY'25E FY'26E FY'27E FY'28E Forecast Revenue: Multiplatform Group $2,597 $2,435 $2,412 $2,40 4 2,50 4 $2,464 $2,583 Digital Audio Group 1,0 22 1,0 69 1,170 1,254 1,351 1,447 1,546 Audio & Media Services Group 30 4 257 332 261 297 271 332 Corporate – – – – – – – Eliminations (11) (10) (10) (11) (11) (11) (11) Total Revenue $3,912 $3,751 $3,90 5 $3,90 8 $4 ,14 1 $4 ,171 $4 ,4 50 YoY growth % 9.9% (4 .1%) 4 .1% 0 .1% 5.9% 0 .7% 6.7% Adj. EBITDA: Multiplatform Group 766 553 50 1 524 60 3 542 640 Digital Audio Group 30 9 349 383 437 479 517 558 Audio & Media Services Group 113 71 140 71 10 1 71 129 Corporate (237) (277) (274) (261) (269) (277) (285) Total Adj. EBITDA $950 $697 $750 $771 $915 $853 $1,0 4 2 Margin % 24 .3% 18.6% 19.2% 19.7% 22.1% 20 .5% 23.4 % YoY growth % 17.2% (26.7%) 7.6% 2.9% 18.6% (6.7%) 22.1% YoY Revenue Growth % by Category Multiplatform Group (6.2%) (1.0%) (0 .3%) 4 .2% (1.6%) 4 .8% Digital Audio Group 4 .6% 9.4% 7.2% 7.7% 7.1% 6.8% Audio & Media Services Group (15.6%) 29.3% (21.4%) 13.7% (8.8%) 22.8% EBITDA Margin % Multiplatform Group 29.5% 22.7% 20 .8% 21.8% 24 .1% 22.0% 24 .8% Digital Audio Group 30 .2% 32.6% 32.7% 34 .9% 35.5% 35.8% 36.1% Audio & Media Services Group 37.1% 27.8% 4 2.2% 27.1% 34 .0% 26.2% 38.7% 19

A.Comprehensive Transaction 20

($ in millions) Comprehensive Sources & Uses Free Cash Flow Actual Forecast Sources Uses Transaction Financial New Exchange 1L Debt $3,774 Exchanging Secured Emergence Debt $2,766 2022A 2023A 2024E 2025E 2026E 2027E 2028E New Exchange 2L Debt 694 Exchanging Post-Emergence Debt 1,188 Discount Capture 356 Exchanging Unsecured Emergence Debt 871 Revenue $3,912 $3,751 $3,905 $3,908 $4,141 $4,171 $4,450 Summary Non-Cash Sources $4,824 Non-Cash Uses $4,824 ABL Draw – TL/'26 SSN Principal Repayment at Closing 146 Adjusted EBITDA $950 $697 $750 $771 $915 $8 53 $1,0 42 (At 95% Participation) Pre- Txn Cash on B/S (as of 12/31/24) 614 Accrued Interest Expense 44 % Margin 24.3% 18.6% 19.2% 19.7% 22.1% 20.5% 23.4% Transaction Expenses 85 CODI Tax Payable⁽¹⁾ – (-) Taxes ($35) ($11) ($31) ($99) ($126) ($117) ($150) Post-Txn Cash on B/S 339 (-) Capex (161) (103) (95) (90) (90) (90) (90) Total Sources $5,438 Total Uses $5,438 (-) Restructuring Expenses (76) (60) (100) (40) (30) (30) (30) Memo: PF Liquidity at Closing $766 (-) Change in NWC (10) (19) 33 38 (1) 12 (11) Unlevered FCF $668 $504 $557 $580 $66 7 $628 $761 (-) Total Net Interest ² (342) (393) (427) (373) (415) (399) (379) Maturity Profile⁽⁾ Current Pro Forma Levered FCF $326 $111 $130 $207 $251 $229 $381 (-) Non-Exchanging Debt Maturities (299) (147) – – (153) (83) (25) $3,000 (-) ECF Sweep – – – – – (95) (140) (-) Transaction Fees – – (85) – – – – (-) TL/'26 SSN Principal Repayment – – (146) – – – – 2,500 (+) Txn ABL Draw – – – – – – – (+/-) ABL Draw / (Paydown) – – – – – – – (+) Other Cash Flows ³ (42) 47 94 2 1 1 1 ⁽⁾ 2,000 Net Cash Flow ($16) $10 ($7) $209 $9 9 $52 $217 (+) Starting Cash 353 337 347 340 549 648 700 Ending Cash $337 $346 $340 $549 $64 8 $70 0 $917 1,500 (+) ABL Availability 426 426 426 426 426 426 426 Total Liquidity $763 $772 $766 $975 $1,074 $1,126 $1,343 Memo: Liquidity Trough 766 714 760 853 865 1,00 0 Credit Statistics Note: Assumes illustrative transaction close of 12/31/24. Transaction Actual Forecast expenses are net of already paid amounts and subject to change 2022A 2023A 2024E 2025E 2026E 2027E 2028E 500 pending final receipt of invoices. Note: Assumes TSA Parties receive the TSA fee, which is payable as Total Gross Debt $5,440 $5,236 $4,734 $4,734 $4,580 $4,402 $4,237 1pt of debt. Total Net Debt 5,103 4,890 4,394 4,184 3,932 3,70 3 3,321 (1)CODI analysis ongoing; highly illustrative estimate for CODI includes 0 various assumptions, including 25.6% tax rate, estimated pro forma Credit Statistics 20 26 20 27 20 28 20 29 20 30 20 31 20 26 20 27 20 28 20 29 20 30 20 31 trading prices, and availability of approximately $1bn of insolvency to Gross Debt / Adj. EBITDA 5.7x 7.5x 6.3x 6.1x 5.0 x 5.2x 4.1x offset CODI. Net Debt / Adj. EBITDA 5.4x 7.0x 5.9x 5.4x 4.3x 4.3x 3.2x (2)Includes interest income on cash above $100mm at 3-mo term SOFR 20 26 TL 20 26 Incr. TL 20 26 Notes 20 27 Notes 20 28 Notes 20 27 Uns. Adj. EBITDA / Net Cash Interest 2.8x 1.8x 1.8x 2.1x 2.2x 2.1x 2.7x forward rates. UFCF / Net Cash Interest 2.0x 1.3x 1.3x 1.6x 1.6x 1.6x 2.0x (3)Includes real estate sales, investment payments/sales, payments for treasury shares, and other investing/financing activities. 21

Forecast ($ in millions) FY'24E FY'25E FY'26E FY'27E FY'28 E Comprehensive Total Revenue $3,905 $3,90 8 $4,141 $4 ,171 $4,450 YoY growth % 4 .1% 0 .1% 5.9% 0 .7% 6.7% Transaction Total Adj. EBITDA $750 $771 $915 $8 53 $1,04 2 Margin % 19.2% 19.7% 22.1% 20.5% 23.4% Cash Flow Forecast YoY growth % 7.6% 2.9% 18.6% (6.7%) 22.1% (- ) Taxes ($31) ($99) ($126) ($117) ($150 ) (- ) Capex (95) (90) (90) (90) (90) (- ) Restructuring Expenses (100) (40) (30) (30) (30) (- ) Change in NWC 33 38 (1) 12 (11) Unlevered Free Cash Flow $557 $58 0 $6 67 $628 $76 1 ¹ (+/-) Other Cash Flows⁽⁾ 94 2 1 1 1 (- ) Debt Repayments – – (153) (83) (25) (- ) ECF Sweep – – – (95) (140) (- ) Transaction Expenses (85) – – – – (- ) CODI Taxes Payable – – – – – (- ) Transaction Cash Paydown (146) – – – – (- ) Total Net Interest Expense⁽²⁾ (427) (373) (415) (399) (379) Net Cash Flow ($7) $20 9 $9 9 $52 $217 (+) ABL Revolver Draw (Txn Close) – – – – – (+/-) ABL Revolver Draw / (Paydown) – – – – – BOP Cash $347 $34 0 $54 9 $648 $700 EOP Cash 340 54 9 64 8 700 9 17 ³ (+) ABL Availability⁽⁾ 426 426 426 426 426 Total Liquidity $766 $975 $1,0 74 $1,126 $1,34 3 Memo: Intra-period Liquidity Trough 766 714 760 853 865 Debt & Interest LTM EBITDA $750 $771 $915 $853 $1,0 42 Total Debt $4,734 $4,734 $4,580 $4,40 2 $4,237 Net Debt 4,394 4,184 3,932 3,70 3 3,321 Leverage Ratios Total Debt / LTM EBITDA 6.3x 6.1x 5.0x 5.2x 4.07x Net Debt / LTM EBITDA 5.9x 5.4x 4.3x 4.3x 3.19x Coverage Ratios Note: Assumes illustrative transaction close of 12/31/24 and LTM EBITDA / Interest Expense 1.8x 2.1x 2.2x 2.1x 2.75x participation of 95% from all debt holders. LTM Unlevered FCF / Interest Expense 1.3x 1.6x 1.6x 1.6x 2.01x (1)Includes real estate sales, investment payments/sales, payments for treasury shares, and other investing/financing activities. Maturities $– $– $153 $83 $25 (2)Includes all accrued interest paid on participating debt at transaction close. (3)Assumes $450mm commitment size and $24mm L/Cs outstanding. 22

B.Alternative Transaction 23

PJT Partners

Simpson Thacher PJT

Alternative Transaction Financial Summary

(Min Participation from TSA Parties)

($ in millions)

Sources & Uses

Sources		Uses	
New UnSub Exchange 1L Debt	$3,232	Exchanging Secured Emergence Debt	$2,569
New UnSub Exchange 2L Debt	519	Exchanging Post-Emergence Debt	784
New RemainCo Exchange 1L Debt	17	Exchanging Unsecured Emergence Debt	649
Discount Capture	233	**Non-Cash Uses**	**$4,002**
Non-Cash Sources	**$4,002**	TL/'26 SSN Principal Repayment at Closing	135
ABL Draw	–	Accrued Interest Expense	32
Pre-Txn Cash on B/S (as of 12/31/24)	614	Transaction Expenses	80
		CODI Tax Payable[1]	–
		Post-Txn Cash on B/S	367
Total Sources	**$4,616**	**Total Uses**	**$4,616**
		Memo: PF Liquidity at Closing	*$788*

Maturity Profile


Current
Pro Forma
$3,000
2,500
2,000
1,500
1,000
500
0
2026
2027
2028
2029
2030
2031
2026 TL
2026 Incr. TL
2026 Notes
2027 Notes
2028 Notes
2027 Uns.

Consolidated Free Cash Flow

	Actual		Forecast				
	2022A	2023A	2024E	2025E	2026E	2027E	2028E
Revenue	$3,912	$3,751	$3,905	$3,908	$4,141	$4,171	$4,450
RemainCo Adj. EBITDA			$750	$519	$626	$585	$713
UnSub Adj. EBITDA			–	252	288	268	329
Adjusted EBITDA	**$950**	**$697**	**$750**	**$771**	**$915**	**$853**	**$1,042**
% Margin	*24.3%*	*18.6%*	*19.2%*	*19.7%*	*22.1%*	*20.5%*	*23.4%*
Unlevered FCF	**$668**	**$504**	**$557**	**$580**	**$666**	**$628**	**$760**
(-) Total Net Interest[3]	(342)	(393)	(415)	(379)	(408)	(389)	(372)
Levered FCF	**$326**	**$111**	**$142**	**$201**	**$258**	**$239**	**$388**
Memo: RemainCo LFCF			*142*	*40*	*179*	*124*	*199*
Memo: UnSub LFCF			*–*	*161*	*79*	*115*	*189*
(-) Non-Exchanging Debt Maturities	(299)	(147)	–	–	(361)	(424)	(310)
(-) ECF Sweep	–	–	–	–	–	–	–
(-) Transaction Fees	–	–	(80)	–	–	–	–
(-) TL/'26 SSN Principal Repayment	–	–	(135)	–	–	–	–
(+/-) ABL Draw / (Paydown)	–	–	–	–	(0)	171	60
(+) Other Cash Flows[2]	(42)	47	94	2	1	1	1
Net Cash Flow	**($16)**	**$10**	**$21**	**$203**	**($102)**	**($14)**	**$139**
Ending Cash	**$337**	**$346**	**$368**	**$571**	**$469**	**$455**	**$594**
(+) ABL Availability	426	426	420	411	416	243	195
Total Liquidity	**$763**	**$772**	**$788**	**$982**	**$885**	**$698**	**$789**
Memo: RemainCo Liquidity Trough			*788*	*674*	*437*	*163*	*17*

DRAFT

Credit Statistics

	Actual		Forecast				
Total Debt	2022A	2023A	2024E	2025E	2026E	2027E	2028E
Consolidated							
Total Gross Debt (Excl. I/C Loan)	$5,440	$5,236	$4,867	$4,867	$4,506	$4,252	$4,003
Total Net Debt (Excl. I/C Loan)	5,103	4,890	4,499	4,296	4,037	3,797	3,409
RemainCo							
Total Gross Debt (Incl. I/C Loan)			$4,468	$4,706	$4,688	$4,795	$4,978
Total Net Debt (Incl. I/C Loan)			4,100	4,295	4,459	4,695	4,878
UnSub							
Total Gross Debt			$3,769	$3,769	$3,769	$3,769	$3,769
Total Net Debt			3,769	3,608	3,529	3,414	3,275
Credit Statistics							
Consolidated							
Gross Debt / Adj. EBITDA	5.7x	7.5x	6.5x	6.3x	4.9x	5.0x	3.8x
Net Debt / Adj. EBITDA	5.4x	7.0x	6.0x	5.6x	4.4x	4.5x	3.3x
Adj. EBITDA / Net Cash Interest	2.8x	1.8x	1.8x	2.0x	2.2x	2.2x	2.8x
UFCF / Net Cash Interest	2.0x	1.3x	1.3x	1.5x	1.6x	1.6x	2.0x
RemainCo							
Gross Debt / Adj. EBITDA				9.1x	7.5x	8.2x	7.0x
Net Debt / Adj. EBITDA				8.3x	7.1x	8.0x	6.8x
Adj. EBITDA / Net Cash Interest[4]				1.4x	2.1x	1.8x	2.0x
UFCF / Net Cash Interest				1.1x	1.6x	1.4x	1.6x
UnSub							
Gross Debt / Adj. EBITDA[4]				6.4x	4.9x	4.4x	2.8x
Net Debt / Adj. EBITDA[4]				5.7x	4.0x	3.1x	1.3x
Adj. EBITDA / Net Cash Interest[4]				12.5x	2.6x	3.8x	13.8x
UFCF / Net Cash Interest[4]				9.0x	1.7x	2.6x	8.9x

Note: Assumes illustrative transaction close of 12/31/24. Transaction expenses are net of already paid amounts and subject to change pending final receipt of invoices.

Note: Assumes TSA Parties receive the TSA fee, which is payable as 1pt of debt.

(1) CODI analysis ongoing; highly illustrative estimate for CODI includes various assumptions, including 25.6% tax rate, estimated pro forma trading prices, and availability of approximately $1bn of insolvency to offset CODI.

(2) Includes real estate sales, investment payments/sales, payments for treasury shares, and other investing/financing activities.

(3) Interest expense net of I/C loan interest income.

(4) Gross and Net Debt net of assumed illustrative I/C loan recovery of 60c.

24

Forecast ($ in millions) FY'24E FY'25E FY'26E FY'27E FY'28 E Alternative Total Revenue $3,905 $3,90 8 $4,141 $4 ,171 $4,450 YoY growth % 4 .1% 0 .1% 5.9% 0 .7% 6.7% Transaction Total Adj. EBITDA $750 $771 $915 $8 53 $1,04 2 Margin % 19.2% 19.7% 22.1% 20.5% 23.4% Consolidated Cash Flow YoY growth % 7.6% 2.9% 18.6% (6.7%) 22.1% (- ) Taxes ($31) ($99) ($127) ($118) ($151) Forecast (- ) Capex (95) (90) (90) (90) (90) (- ) Restructuring Expenses (100) (40) (30) (30) (30) (- ) Change in NWC 33 38 (1) 12 (11) Unlevered Free Cash Flow $557 $58 0 $66 6 $628 $760 ¹ (+/-) Other Cash Flows⁽⁾ 94 2 1 1 1 (- ) Debt Repayments – – (361) (424) (310) (- ) ECF Sweep – – – – – (- ) Transaction Expenses (80) – – – – (- ) CODI Taxes Payable – – – – – (- ) Transaction Cash Paydown (135) – – – – ² (- ) Total Net Interest Expense⁽⁾ (415) (379) (408) (389) (372) Net Cash Flow $21 $203 ($102) ($18 5) $79 (+) ABL Revolver Draw (Txn Close) – – – – – (+/-) ABL Revolver Draw / (Paydown) – – (0) 171 60 BOP Cash $347 $36 8 $571 $469 $4 55 EOP Cash 368 571 46 9 4 55 594 ³ (+) ABL Availability⁽⁾ 420 411 416 243 195 Total Liquidity $788 $9 82 $8 85 $698 $789 Memo: Intra-period Liquidity Trough 788 699 556 435 277 Debt & Interest Total Debt $4,867 $4,867 $4,506 $4,252 $4,00 3 Net Debt 4,499 4,296 4,037 3,797 3,40 9 Leverage Ratios Total Debt / LTM EBITDA 6.5x 6.3x 4.9x 5.0x 3.84x Net Debt / LTM EBITDA 6.0 x 5.6x 4.4x 4.5x 3.27x Coverage Ratios Note: Assumes illustrative transaction close of 12/31/24 and LTM EBITDA / Interest Expense 1.8x 2.0 x 2.2x 2.2x 2.80x participation from TSA Parties only. LTM Unlevered FCF / Interest Expense 1.3x 1.5x 1.6x 1.6x 2.04x (1)Includes real estate sales, investment payments/sales, payments for treasury shares, and other investing/financing activities. Maturities $– $– $361 $424 $310 (2)Includes all accrued interest paid on participating debt at transaction close. (3)Assumes $450mm commitment size and $24mm L/Cs outstanding. 25

Forecast ($ in millions) FY'24 E FY'25E FY'26E FY'27E FY'28E Alternative Revenue: FCC Licenses $– $144 $150 $148 $155 Transaction Katz – 174 20 8 180 240 AdTech – 222 239 254 271 Total Revenue $– $54 0 $59 6 $58 2 $66 6 UnSub Cash Flow YoY growth % 10 .4% (2.4%) 14 .4 % Adj. EBITDA: Forecast FCC Licenses $– $137 $143 $140 $147 Katz – 28 53 29 76 AdTech – 87 93 99 10 6 Total Adj. EBITDA $– $252 $28 8 $26 8 $329 Margin % 46.6% 48.3% 4 6.1% 49.4 % YoY growth % 14 .4% (6.9%) 22.4% (-) FCC Licenses Taxes, NWC & Capex – (35) (36) (35) (38) (-) Katz Taxes, NWC & Capex – – (23) (4) (34) (-) AdTech Taxes, NWC & Capex – (37) (39) (42) (44) Unlevered Free Cash Flow $– $18 1 $19 0 $18 7 $213 (-) Debt Repayments / Lending – – – – (50) ¹ ⁽⁾ (-) ECF Sweep – – – – – (-) Cash Net Interest Expense – (314) (347) (343) (339) (+) I/C Loan Interest Income⁽²⁾ – 531 579 632 698 (-) I/C Loan Interest PIK'd Amount ² – (237) (343) (361) (383) ⁽⁾ Net Cash Flow $– $16 1 $79 $115 $139 BOP Cash $– $– $16 1 $24 0 $355 EOP Cash – 16 1 24 0 355 49 4 Memo: Intra-period Liquidity Trough – 25 110 189 261 Debt & Interest LTM EBITDA $– $252 $288 $268 $329 Total Debt 3,769 3,769 3,769 3,769 3,769 Net Debt ² 3,769 3,60 8 3,529 3,414 3,275 ⁽⁾ Value of Assets / Total Debt (Net of I/C Loan) 96.4% 116.7% 145.3% 20 3.7% 393.2% I/C Loan Illustrative Recovery Value @60 c $2,022 $2,165 $2,370 $2,587 $2,846 I/C Loan Face Amount 3,370 3,60 8 3,951 4,311 4,744⁽¹⁾ Leverage Ratios Total Debt (Net of I/C Loan) / LTM EBITDA⁽³⁾ 6.4x 4.9x 4.4x 2.8x Note: Assumes illustrative transaction close of 12/31/24 and Net Debt (Net of I/C Loan) / LTM EBITDA⁽³⁾ 5.7x 4.0 x 3.1x 1.3x participation from TSA Parties only. (1)Illustratively assumes $50mm lent from UnSub to RemainCo via Coverage Ratios additional intercompany loan. LTM EBITDA / Net Interest Expense⁴ 12.5x 2.6x 3.8x 13.8x ⁽⁾ (2)I/C loan rate subject to further tax analysis. LTM Unlevered FCF / Net Interest Expense⁽⁴⁾ 9.0 x 1.7x 2.6x 8.9x (3)Gross and Net Debt net of assumed illustrative I/C loan recovery of 60c. (4)Interest expense net of I/C loan interest income. 26

PJT Partners

Simpson Thacher

Alternative Transaction

RemainCo Cash Flow Forecast

	Forecast				
($ in millions)	FY'24E	FY'25E	FY'26E	FY'27E	FY'28E
Total Revenue	**$3,905**	**$3,368**	**$3,544**	**$3,589**	**$3,785**
YoY growth %			*5.2%*	*1.3%*	*5.4%*
Adj. EBITDA:					
Consolidated Adj. EBITDA	$750	$771	$915	$853	$1,042
(-) UnSub Adj. EBITDA	–	(252)	(288)	(268)	(329)
Total Adj. EBITDA	**$750**	**$519**	**$626**	**$585**	**$713**
Margin %	*19.2%*	*15.4%*	*17.7%*	*16.3%*	*18.8%*
YoY growth %			*20.6%*	*(6.6%)*	*21.9%*
(-) Taxes (WholeCo)	(31)	(99)	(127)	(118)	(151)
(-) Capex (WholeCo)	(95)	(90)	(90)	(90)	(90)
(-) Restructuring Expenses	(100)	(40)	(30)	(30)	(30)
(-) Change in NWC (WholeCo)	33	38	(1)	12	(11)
(+) UnSub Taxes, NWC, & Capex	–	71	98	82	116
Unlevered Free Cash Flow	**$557**	**$399**	**$476**	**$441**	**$547**
(+) Other Cash Flows[1]	94	2	1	1	1
(-) Debt Repayments / (Issuances)	–	–	(361)	(424)	(260)[2]
(-) Transaction Expenses	(80)	–	–	–	–
(-) CODI Taxes Payable	–	–	–	–	–
(-) Transaction Cash Paydown	(135)	–	–	–	–
(-) Cash Net Interest Expense (excl. I/C Loan)	(415)	(65)	(61)	(46)	(33)
(-) I/C Loan Interest Expense[3]	–	(531)	(579)	(632)	(698)
(+) I/C Loan PIK Interest[3]	–	237	343	361	383
Net Cash Flow	**$21**	**$42**	**($181)**	**($300)**	**($60)**
(+) ABL Revolver Draw (Txn Close)	–	–	–	–	–
(+/-) ABL Revolver Draw	–	–	(0)	171	60
BOP Cash	**$365**	**$368**	**$411**	**$229**	**$100**
EOP Cash	**368**	**411**	**229**	**100**	**100**
(+) ABL Availability	420	411	416	243	195
Total Liquidity	**$788**	**$822**	**$645**	**$343**	**$295**
Memo: Intra-period Liquidity Trough	*788*	*674*	*437*	*163*	*17*
Debt & Interest					
Total Debt (incl. I/C Loan)	$4,468	$4,706	$4,688	$4,795	$4,978
Net Debt (incl. I/C Loan)	4,100	4,295	4,459	4,695	4,878
I/C Loan as a % of Total Debt	75.4%	76.7%	84.3%	89.9%	95.3%
Leverage Ratios					
Total Debt (Incl. I/C Loan) / LTM EBITDA		9.1x	7.5x	8.2x	7.0x
Net Debt (Incl. I/C Loan) / LTM EBITDA		8.3x	7.1x	8.0x	6.8x
Coverage Ratios					
LTM EBITDA / Cash Interest (Incl. I/C Loan)		1.4x	2.1x	1.8x	2.0x
LTM Unlevered FCF / Cash Interest (Incl. I/C Loan)		1.1x	1.6x	1.4x	1.6x

DRAFT

Note: Assumes illustrative transaction close of 12/31/24 and participation from TSA Parties only.
(1) Includes real estate sales, investment payments/sales, payments for treasury shares, and other investing/financing activities.
(2) Illustratively assumes $50mm lent from UnSub to RemainCo via additional intercompany loan.
(3) I/C loan rate subject to further tax analysis.

27

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